Exhibit 5.2

To:	Materialise NV Technologielaan 15 3001 Leuven (Belgium) (the Addressee)	Eubelius CVBA/SCRL Louizalaan 99 B-1050 Brussels T +32 2 543 31 00 F +32 2 543 31 01
20 August 2021
Materialise NV – F-3 Belgian law legal opinion
Dear Madam, Sir,

1	INTRODUCTION

We have acted as special Belgian legal counsel to Materialise NV, a public limited liability company (naamloze vennootschap / société anonyme) under Belgian law with registered office at Technologielaan 15, 3001 Leuven, Belgium, registered with the register of legal entities of Leuven under number 0441.131.254 (the Company), on certain matters of Belgian law in connection with its registration statement (the Registration Statement) on Form F-3 filed with the United States Securities and Exchange Commission (the SEC) relating to the registration under the United States Securities Act of 1933, as amended (the Securities Act), of possible offerings from time to time by the Company of Company’s securities with an aggregate initial offering price not to exceed $250,000,000, which may include:

a)	new ordinary shares without par value which may be issued by the Company (the Ordinary Shares);
b)	new preference shares which may be issued by the Company (the Preference Shares);
c)	new warrants to purchase the Company’s securities, which may be issued by the Company (the Warrants);
d)	new debt securities which may be issued by the Company (the Debt Securities); and
e)

new units comprising any of the foregoing securities, which may be issued by the Company (the Units and, together with the Ordinary Shares, Preference Shares, Warrants and Debt Securities, the New Securities).

1.	In arriving at the opinion, we have exclusively examined and relied upon electronic copies of the following documents (the Documents):

a)	the Registration Statement;
b)	the prospectus of the Company included in the Registration Statement (the Prospectus); and
c)

the coordinated articles of association of the Company as at 6 July 2021, together with such other corporate documents and records of the Company and such other instruments, certificates and documents as we have considered necessary or useful.

2.	Our opinion is based upon the following assumptions:

a)

the genuineness of all signatures, the authenticity of the Documents submitted to us as originals, the conformity to the originals of all Documents submitted to us as copies and the authenticity of the originals of such Documents;

b)

the Documents have been executed by the persons having power, legal capacity (“handelingsbekwaamheid”) and authority to execute and deliver such Documents and to perform the obligations thereunder and we have assumed the full power, legal capacity (“handelingsbekwaamheid”) and authority of the natural persons executing such Documents in the name and on behalf of the relevant party;

c)

the statements of facts contained in the Documents are true, accurate and complete, and as to various questions of fact that are material to the opinion, we have relied upon statements or certificates of public officials, directors and officers of the Company and others;

d)

that documents examined by us in draft or electronic form have been executed in such form and that the Registration Statement has been or shall be filed with the SEC in a timely manner and shall become effective, in the form referred to in this opinion;

e)

at the date of this opinion and upon issuance of any New Securities, each of the Company and its subsidiaries has been validly incorporated, is and will be validly existing, is not and will not have been dissolved or have resolved to enter into liquidation, has not and will not have ceased to exist pursuant to a merger or a de-merger, is not and will not have its assets placed under administration, is not and will not have ceased to pay its debts as they fall due, is not and will not have filed an application for and has not and will not have been subject to proceedings for bankruptcy or judicial reorganisation, is not or will not have been declared bankrupt and is not or will not have been made subject to any other insolvency proceedings or similar proceedings in any jurisdiction and is not or will not have otherwise been limited in its power to dispose of its assets, and is not and will not be subject to measures such as the appointment of a provisional administrator or sequestrator or similar proceedings in any jurisdiction, in each case as such terms may be interpreted in any applicable jurisdiction;

f)

the New Securities will be issued, subscribed for, offered, paid and delivered in compliance with the then applicable provisions of the articles of association of the Company, the laws of Belgium and the governing law of such New Securities (if not Belgian law), the agreements and all other documents applicable (including the Indenture (as defined below), the Prospectus and any supplement thereto) to the issuance of the New Securities will not violate Belgian law, nor the Company’s articles of association, and the effective registration, filing and publication of the deeds and reports relating to the issue of the New Securities will take place in accordance with all applicable regulations;

g)

the transactions contemplated by the Documents are or will be (i) bona fide transactions that have been or will be entered into by the parties thereto for legitimate commercial purposes on arm’s length basis and for full value, (ii) not disproportionate to the financial means of each party thereto, (iii) compatible with the for-profit purpose (winstoogmerk) and, as the case may be, the other purposes (doelen) of each party thereto, (iv) in the corporate interest (belang van de vennootschap) of each party thereto, (v) entered into by each party thereto without a motivation to avoid taxes, (vi) entered into by each party thereto without an intent to defraud or harm, and (vii) not entered into by any party thereto in the knowledge that doing so would prejudice its creditors;

h)

there has been or will be no mistake (dwaling / erreur), fraud (bedrog / dol), undue influence (gekwalificeerde benadeling / lésion qualifiée) or duress (geweld / violence) in relation to any of the Documents, as such terms may be interpreted under Belgian law or the laws of any other relevant jurisdiction;

i)	the Company has not amended, rescinded or annulled its articles of association, and its articles of association are in full force and effect as at the date of this opinion; and
j)	there are no facts that have not been disclosed to us which would affect this opinion, no unpublished case law affects this opinion, and no law other than Belgian law affects this opinion.

3.

Based upon the above and subject to the reservations and qualifications set out below and to any matters not disclosed to us and to any matters of fact that would affect the conclusions set out below, we are, as at the date hereof, of the opinion that:

a)

with respect to the Ordinary Shares and Preference Shares (together, the Equity Securities), when (i) the Company has taken all necessary action to approve the issuance of the Ordinary Shares and/or Preference Shares, the terms of the offering thereof and related matters, and (ii) the Ordinary Shares and/or Preference Shares have been issued, subscribed for and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the full consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, and assuming the total number of such issued Ordinary Shares or Preference Shares, together with such total number of Ordinary Shares or Preference Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized share capital under the Company’s articles of association then in effect, then such Ordinary Shares and/or Preference Shares will be validly issued, fully paid and non-assessable;

b)

with respect to the Warrants, when (i) the Company has taken all necessary action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (ii) the Warrants have been issued, subscribed for and delivered in accordance with the terms of the applicable warrant agreement, purchase contract, or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the full consideration therefor or provided for therein (if any) and in accordance with the terms of any applicable agreement(s) approved by the Company, then the Warrants will be validly issued and the contractual obligations of the Company under the Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, judicial decisions, fraudulent transfer, fraudulent obligation, moratorium, judicial periods of grace, statutes of limitation or repose or other laws relating to or affecting generally the (enforceability of) contractual obligations, creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to sanctions and measures implemented or effective in Belgium under any international or European regulations, treaties or conventions, general principles of contractual liability and of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy or other mandatory law and other similar principles, or other law relating to or affecting contractual obligations or creditors’ rights generally and general principles of contractual liability or of equity;

c)

with respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the Indenture) has been duly qualified, approved and executed and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued, subscribed for and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the full consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Debt Securities will be validly issued and that the contractual obligations of the Company under the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, judicial decisions, fraudulent transfer, fraudulent obligation, moratorium, judicial periods of grace, statutes of limitation or repose or other laws relating to or affecting generally the (enforceability of) contractual obligations, creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to sanctions and measures implemented or effective in Belgium under any international or European regulations, treaties or conventions, general principles of contractual liability and of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy or other mandatory law and other similar principles; or other law relating to or affecting contractual obligations or creditors’ rights generally and general principles of contractual liability or of equity; and

d)

with respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued, subscribed for and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the full consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Units will be validly issued, fully paid, and non-assessable, and the contractual obligations of the Company under the Units, except in the case of an Equity Security forming part of a Unit, will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, judicial decisions, fraudulent transfer, fraudulent obligation, moratorium, judicial periods of grace, statutes of limitation or repose or other laws relating to or affecting generally the (enforceability of) contractual obligations, creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to sanctions and measures implemented or effective in Belgium under any international or European regulations, treaties or conventions, general principles of contractual liability and of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy or other mandatory law and other similar principles, or other law relating to or affecting contractual obligations or creditors’ rights generally and general principles of contractual liability or of equity.

4.

In this opinion, certain Belgian legal concepts are expressed in English terms and not in their original Dutch or French terms. These concepts have to be understood in accordance with Belgian law and may not be identical to the concepts of other jurisdictions that are using the same terms in English. As far as the word “non-assessable” used in this opinion is concerned, please note that this word has no legal meaning under Belgium laws and is used in this opinion only to mean that, with respect to the issuance of the New Securities of the Company, a holder of the securities will have no obligation to pay any additional amount in excess of the subscription price.

5.

We are Belgian legal counsel solely practising and qualified to practise in Belgium and to advise on the laws of Belgium. This opinion speaks as of its date and is confined to and is given solely on the basis of the laws of Belgium as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. Accordingly, we express no opinion regarding any system of law other than the laws of Belgium as currently applied by the Belgian courts. To the extent that the laws of any jurisdiction other than Belgium may be relevant, we have made no independent investigation thereof and the opinion expressed herein is subject to the effect of such laws. In this opinion, “enforceable” means that an obligation is of a type and form that the Belgian courts may enforce. It does not mean that those obligations will be enforced or is enforceable in all circumstances in accordance with the terms of the relevant documents or New Securities at all times. We do not give any opinion on international law or rules of or promulgated under any treaty or by any treaty organization (except insofar as they are directly applicable in Belgium), European Union law as it affects any jurisdiction other than Belgium, tax matters (including but not limited to, income tax, VAT, registration duties, excise tax and corporate tax), criminal law matters, factual, financial and accounting matters and financial assistance. We have not been responsible for investigating or verifying the facts, or the reasonableness of any assumption or statements of opinion or intention, contained in the Documents, or for determining whether any material fact or provision has been omitted therefrom. This opinion only speaks at the date hereof. We have no obligation to update or amend this opinion or to advise the Addressee (or any third party) of any changes in the law or of the impact of facts that may occur after the date of this opinion.

6.

We were not instructed to perform any type of legal or other due diligence on the Company, its financial position, its assets, liabilities, contracts or the legal or regulatory environment in which it operates, in relation to the transactions contemplated by the Documents. We are not in a position to opine on or to assess in any way whatsoever whether the terms and conditions of, or the transactions contemplated by, any of the Documents infringe or in any other way affect (i) any existing contractual obligation of the Company or (ii) any specific legal or regulatory requirements the Company is subject to in view of its activities as conducted at the date of this opinion.

7.

We do not express or imply an opinion in respect of any representation or warranty or of any other information set out in the Documents, which we have assumed to be accurate and complete for the purpose of this opinion, save to the extent that such representation or warranty is expressly opined on herein.

8.

To the extent that the laws of other jurisdictions may be relevant, we have made no independent investigation of such laws, and our opinion is subject to the effect of such laws including the matters contained in the opinion of local counsel in these jurisdictions; we express no views in this opinion on the validity of the matters set out in such opinion(s).

9.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

10.

This opinion is rendered solely for the information of the Addressee, only in connection with the Registration Statement. It is not to be transmitted to anyone else, nor is it to be relied upon by anyone or filed with anyone without our prior written consent.

11.

This opinion is issued in accordance with the rules and standards of the Brussels Bar, is exclusively governed by Belgian law (without application of conflicts of law thereof) and shall be interpreted in accordance with Belgian law, and the courts of Brussels shall have exclusive jurisdiction should a dispute arise in relation to or as a result of this opinion (including, but not limited to, any contractual or non-contractual obligations arising under this opinion), and this opinion may only be relied upon under such express terms.

Yours faithfully,

/s/ Eubelius CVBA/SCRL

Eubelius CVBA/SCRL